Company Contact:	Investor Relations
HearUSA, Inc.	Scott Liolios or Ron Both
Stephen J. Hansbrough	Liolios Group, Inc.
Chairman and CEO	Email: info@liolios.com
Tel 561-478-8770, ext 132	Tel 949-574-3860

HearUSA Reports First Quarter 2010 Results

West Palm Beach, Fla. — May 11, 2010 — HearUSA, Inc. (NYSE Amex: EAR), a leader among the nation’s hearing care providers, reported financial results for the first quarter ended March 27, 2010.

Financial Results for First Quarter 2010

In the first quarter of 2010, net revenues decreased 14% to $19.6 million from $22.7 million in the first quarter of 2009, and decreased 10% from $21.7 million in the previous quarter. The decrease was principally the result of a number of insurance plans eliminating, changing or limiting their hearing care benefits.

The loss from continuing operations totaled $2.5 million in the first quarter of 2010, compared to a loss of $1.1 million in the first quarter of 2009 and a loss of $315,000 in the previous quarter. The loss from continuing operations includes AARP program related costs of $588,000 in the first quarter of 2010, $90,000 in the first quarter of 2009, and $258,000 in the fourth quarter of 2009.

Net loss attributable to common stockholders was $2.7 million or $(0.06) per basic and diluted share in the first quarter of 2010, as compared to a net loss of $520,000 or $(0.01) per basic and diluted share in the same year-ago period, and compared to a net loss of $172,000 or $0.00 per basic and diluted share in the fourth quarter of 2009. Net loss attributable to common shareholders included income from discontinued operations of $685,000 or $0.02 per basic and diluted share in the first quarter of 2009, and income from discontinued operations of $292,000 or $0.01 per basic and diluted share in the fourth quarter of 2009.

Management Commentary

"In the first quarter, we implemented a number of plans and strategies to replace the revenues lost when some of our larger insurance partners decided to eliminate or reduce their hearing care benefits,” said Stephen J. Hansbrough, HearUSA’s chairman and chief executive officer. “These strategies included increased marketing to our existing insurance base and private pay customers, as well as the rollout of our AARP Hearing Care Program to company-owned centers in New York, Massachusetts, Ohio, Michigan, Missouri, North Carolina and Pennsylvania at the beginning of February.

“These strategies helped us recapture most of the lost insurance business by the end of the first quarter. In fact, our March 2010 sales were only slightly below the previous comparable five-week months of December and September of 2009. April 2010 revenues exceeded January 2010 revenues by more than 18 percent, and we expect second quarter 2010 sales to return to levels we had achieved in the third and fourth quarters of 2009.

“Also during the quarter, Pro Survey Solutions (PSS) completed an independent survey of AARP members who purchased hearing aids through the AARP Hearing Care Program we initiated in New Jersey and Florida last October. PSS reported that the survey results demonstrated ‘remarkably strong customer commitment and satisfaction levels.’  PSS also found that 89% of the respondents indicated 9 or 10 on a scale of 1 to 10 when asked, ‘How likely are you to recommend to a friend or colleague?’ PSS considered this an ‘extremely high score’ and ‘highlighted the overall satisfaction with the AARP Hearing Care Program.’

“Supported by these initial positive results, we plan to rollout the program to our national network of more than 2,000 independent hearing care providers during the course of 2010. By the end of the year, we expect the program to be available to 60 to 70 percent of the nearly 40 million AARP members across the nation.”

Conference Call

HearUSA will hold a conference call at 4:30 p.m. Eastern time today, May 11, 2010, to discuss its first quarter 2010 financial results. The company’s senior management will host the presentation, which will be followed by a question and answer period.

To participate in the call, dial the appropriate number 5-10 minutes prior to the start time, request the HearUSA conference call and provide the conference ID: 7HEARUSA.

Date: Tuesday, May 11, 2010
Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Domestic callers: 1-800-862-9098
International callers: 1-785-424-1051
Conference ID#: 7HEARUSA

A Web simulcast and replay will be available via the investor relations section of the company’s website at www.hearusa.com.

If you have any difficulty connecting with the conference call or webcast, please contact the Liolios Group at 1-949-574-3860.

A telephone replay of the call will be available later that evening and will be accessible until May 18, 2010:

Toll-free replay number: 1-800-388-9064
International replay number: 1-402-220-1116
(No passcode required)

About HearUSA

HearUSA is the recognized leader in hearing care for the nation's top managed care organizations through its 178 company-owned centers and network of more than 2,000 hearing care providers. HearUSA is the nation's only hearing care provider accredited by URAC, an independent, nonprofit health care accrediting organization dedicated to promoting health care quality through accreditation, certification and commendation. HearUSA is also the administrator of the AARP Hearing Care program, designed to help millions of Americans aged 50+ who have untreated hearing loss. For more information about HearUSA visit www.hearusa.com, or go to www.hearingshop.com for a wide selection of hearing related products available for purchase online.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995, including those statements that second quarter 2010 sales are expected to return to levels achieved in the third and fourth quarters of 2009; that HearUSA plans to roll out the AARP Hearing Care Program to its national network of more than 2,000 independent hearing care providers during the course of 2010; and that by the end of the year, the AARP program is expected to be available to 60 to 70 percent of the nearly 40 million AARP members across the nation. These statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include such factors as the company's ability to capitalize on increased self-pay patient marketing; success of the initial rollout of the AARP program in targeted network providers; the company's ability to integrate the various AARP program components; the company’s ability to maintain cost controls and limit expenses; the ability of the company to maintain unit sales of Siemens hearing aids; market demand for the company’s goods and services; changes in the pricing environment; general economic conditions in those geographic regions where the company’s centers are located; consumer confidence in the general economy; the impact of competitive products; and other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission, including the company’s Form 10-K for the fiscal year ended December 26, 2009.

HEARUSA, Inc.
Consolidated Statements of Operations
Three Months Ended March 27, 2010 and March 28, 2009
(unaudited)

	March 27,	March 28,
	2010	2009
	(Dollars in thousands, except per share amounts)

Net revenues
Hearing aids and other products	$17,993	$20,907
Services	1,600	1,815
Total net revenues	19,593	22,722

Operating costs and expenses
Hearing aids and other products	4,576	5,379
Services	424	502
Total cost of products sold and services excluding depreciation and amortization	5,000	5,881

Center operating expenses	11,402	11,786
General and administrative expenses	4,016	4,014
Depreciation and amortization	570	550
Total operating costs and expenses	20,988	22,231
Income (loss) from operations	(1,395)	491
Non-operating income (expenses)
Gain on foreign exchange	17	-
Interest expense, net	(947)	(1,336)
Loss from continuing operations before income tax expense	(2,325)	(845)
Income tax expense	(220)	(210)
Loss from continuing operations	(2,545)	(1,055)
Income from discontinued operations, net of income tax expense of $41 in 2009	-	685
Net loss	(2,545)	(370)

Net income attributable to noncontrolling interest	(74)	(115)
Net loss attributable to HearUSA, Inc.	(2,619)	(485)
Dividends on preferred stock	(37)	(35)
Net loss attributable to HearUSA, Inc. common stockholders	$(2,656)	$(520)
Loss from continuing operations attributable to HearUSA, Inc. common stockholders per common share – basic and diluted	$(0.06)	$(0.03)
Net loss attributable to HearUSA, Inc. common stockholders per common share – basic and diluted	$(0.06)	$(0.01)
Weighted average number of shares of common stock outstanding – basic and diluted	44,865	44,818
Amounts attributable to HearUSA, Inc. common stockholders:
Loss from continuing operations, net of tax	$(2,619)	$(1,170)
Discontinued operations, net of tax	-	685
Net loss attributable to HearUSA, Inc.	$(2,619)	$(485)

HEARUSA, Inc.
Consolidated Balance Sheets
(unaudited)

	March 27,	December 26,
	2010	2009
	(Dollars in thousands, expect per share)
ASSETS
Current assets
Cash and cash equivalents	$3,531	$7,037
Short-term marketable securities	3,606	4,106
Accounts and notes receivable, less allowance for
doubtful accounts of $690 and $616	4,816	5,554
Inventories	1,419	1,844
Prepaid expenses and other	445	464
Total current assets	13,817	19,005
Property and equipment, net	3,658	4,021
Goodwill	51,527	51,495
Intangible assets, net	12,656	12,816
Deposits and other	709	731
Restricted cash and cash equivalents	3,247	3,245
Total Assets	$85,614	$91,313

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$6,987	$7,070
Accrued expenses	2,453	2,253
Accrued salaries and other compensation	3,339	3,520
Current maturities of long-term debt	5,791	5,983
Income taxes payable	-	1,974
Dividends payable	35	35
Total current liabilities	18,605	20,835
Long-term debt	34,814	36,139
Deferred income taxes	7,555	7,335
Total long-term liabilities	42,369	43,474
Commitments and contingencies	-	-

Stockholders’ equity
Preferred stock (aggregate liquidation preference $2,330, $1 par, 7,500,000 shares authorized)
Series H Junior Participating (none outstanding)	-	-
Series J (233 shares outstanding)	-	-
Total preferred stock	-	-

Common stock: $.10 par; 75,000,000 shares authorized 45,381,750 shares issued	4,538	4,538
Additional paid-in capital	138,081	137,863
Accumulated deficit	(117,638)	(114,982)

Treasury stock, at cost: 523,662 common shares	(2,485)	(2,485)
Total HearUSA, Inc. Stockholders’ Equity	22,496	24,934
Noncontrolling interest	2,144	2,070
Total Stockholders’ equity	24,640	27,004
Total Liabilities and Stockholders’ Equity	$85,614	$91,313